CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2020, relating to the financial statements and financial highlights of American Energy Independence ETF, a series of ETF Series Solutions, for the year ended November 30, 2019, and to the references to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Milwaukee, Wisconsin
March 27, 2020